Exhibit 10.16

                           GMAC COMMERCIAL FINANCE LLC
                           1290 Avenue of the Americas
                            New York, New York 10104


                                                            As of April 29, 2004


PERFUMANIA, INC.
MAGNIFIQUE PARFUMES AND COSMETICS, INC.
PERFUMANIA PUERTO RICO, INC.
TEN KESEF II, INC.
11701 N.W. 101st Road
Miami, Florida 33178

                            Re: Waiver and Amendment

Gentlemen:

      Reference is made to the Revolving Credit and Security Agreement dated as of May 12, 2000 by and among PERFUMANIA, INC., MAGNIFIQUE PARFUMES AND COSMETICS, INC., PERFUMANIA PUERTO RICO, INC. and TEN KESEF II, INC., (each individually, a "Borrower" and collectively, the "Borrowers") and GMAC COMMERCIAL FINANCE LLC, as successor by merger with GMAC Commercial Credit LLC ("Lender") (as so amended and as the same now exists or may hereafter be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified, the "Credit Agreement") and all of the notes, guarantees, mortgages, instruments, agreements and other documents executed and/or delivered in connection therewith (all of the foregoing, together with the Credit Agreement, as the same may now exist, or may hereafter be amended, restated, renewed, extended, supplemented, substituted, or otherwise modified, the "Loan Agreements"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

      Borrowers have requested that Lender amend certain provisions of the Loan Agreements and waive certain Events of Default which have occurred and are continuing under the Loan Agreements. Subject to the terms and conditions set forth herein, Lender has agreed to make such amendments and to grant such waivers.

      NOW,  THEREFORE,  in consideration of the foregoing and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereby agree as follows:

      1. Definitions. Capitalized terms used in this agreement and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

      2. Waivers. Borrowers hereby acknowledge, confirm and agree that Borrowers have failed to comply with certain terms and provisions of the Credit Agreement for the quarterly period ending on January 31, 2004, including, without limitation, (a) Borrowers' failure to comply with Section 6.5 of the Credit Agreement (Tangible Net Worth), (b) Borrowers' failure to comply with Section
6.6 of the Credit Agreement (Fixed Charge Ratio), (c) Borrowers' failure to comply with Section 6.7 of the Credit Agreement (Leverage Ratio) and (d) Borrowers' failure to comply with Section 7.6. of the Credit Agreement (Capital Expenditures). As a result of such noncompliance, Events of Default have occurred and are continuing under Article X (Events of Default) of the Credit Agreement (the "Subject Events of Default"). Borrowers have requested Lender to irrevocably waive the Subject Events of Default, and Lender has agreed to, and hereby does, irrevocably waive such Subject Events of Default subject to the terms and conditions set forth herein; provided, that, Lender hereby reserves all rights and remedies granted to Lender under the Credit Agreement, the Loan Agreements, applicable law or otherwise, and nothing contained herein shall be construed to limit, impair or otherwise affect the right of Lender to declare a default or an Event of Default with respect to any future non-compliance with any covenant, term of provision of the Credit Agreement, the Loan Agreements or any other document now or hereafter executed and delivered in connection therewith. Without limiting the foregoing, nothing herein contained shall, or shall be deemed to waive any default or Event of Default that Borrowers have failed to disclose to Lender as of the date hereof.

      3. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

            (a) As used herein, the following term shall have the meaning given to it below and the Credit Agreement and the Loan Agreements are hereby amended to include, in addition and not in limitation, the following definition:

         ""Borrowers on a Consolidated Basis" except to the extent limited in this definition, shall mean the consolidation in accordance with GAAP of the accounts or other items of Borrowers. Presentations of financial information for the Borrowers on a Consolidated Basis shall be consolidated from the applicable audited or unaudited consolidating financial statements of E-Com Ventures, Inc. Financial information shall not include footnote disclosure required by GAAP with respect to the Borrowers on a Consolidated Basis, but shall be deemed to include the footnote disclosure contained in E-Com Ventures, Inc.'s related audited or unaudited financial statements as it relates to such disclosure related to Borrowers on a Consolidated Basis."


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


            (b) The  definition  of "Fixed Charge  Coverage  Ratio" set forth in
Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         ""Fixed Charge Coverage Ratio" shall mean as at the end of each fiscal quarter, determined with respect to the Borrowers on a Consolidated Basis, the ratio for any given computation period of (a) EBITDA minus unfinanced capital expenditures to (b) the sum of (i) the interest expense (including all imputed interest on capital lease obligations of Borrowers) plus (ii) the aggregate amount of all scheduled debt repayments (including all imputed principal payments on capital lease obligations of Borrowers but excluding all Revolving Advances) plus (iii) cash taxes paid by the Borrowers, in all cases for such quarter."

            (c) Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "6.5 Fixed Charge Coverage Ratio. Borrowers shall maintain, on a consolidated basis, as at the end of each fiscal quarter (July 31, October 31, January 31 and April 30 in any given year), a Fixed Charge Coverage Ratio not less than the amounts set forth below for each computation period as set forth below:

         ------------------------------------- -------------------------
                                                 FIXED CHARGE
                   COMPUTATION PERIOD           COVERAGE RATIO
         ------------------------------------- -------------------------

         ------------------------------------- -------------------------
         3 months ending April 30, 2004             (2.5) : 1.0
         ------------------------------------- -------------------------
         6 months ending July 31, 2004              (0.9) : 1.0
         ------------------------------------- -------------------------
         9 months ending October 31, 2004           (1.7) : 1.0
         ------------------------------------- -------------------------
         12 months ending January 31, 2005            1.3 : 1.0
         ------------------------------------- -------------------------
         the 12  consecutive  month period     To be determined based
         ending as of the end fiscal quarter   on 85% of the projections
         commencing with the fiscal quarter    as set forth in Borrower's
         ending April 30, 2005                 yearly business plan, which
                                               shall be acceptable to
                                               Lender, in its sole
                                               discretion"


            (d) Section 6.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "6.6 Minimum EBITDA. Borrowers shall maintain, on a consolidated basis, as at the end of each fiscal quarter (July 31, October 31, January 31 and April 30 in any given year), EBITDA in an amount not less than the amounts set forth below for each computation period as set forth below:


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


         ---------------------------------------- ------------------------------
                     COMPUTATION PERIOD                     EBITDA
         ---------------------------------------- ------------------------------
         3 months ending April 30, 2004                     ($775,000)
         ---------------------------------------- ------------------------------
         6 months ending July 31, 2004                       $805,000
         ---------------------------------------- ------------------------------
         9 months ending October 31, 2004                   ($340,000)
         ---------------------------------------- ------------------------------
         12 months ending January 31, 2005                  $7,730,000
         ---------------------------------------- ------------------------------
         the 12  consecutive  month period        To be determined based
         ending as of the end fiscal quarter      on 85% of the projections
         commencing with the fiscal quarter       as set forth in Borrower's
         ending April 30, 2005                    yearly business plan, which
                                                  shall be acceptable to
                                                  Lender, in its sole
                                                  discretion"


            (e) Section 6.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "6.7 [INTENTIONALLY DELETED]"

            (f) Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of $4,500,000."

            4. Release.  In  consideration  of the  modifications  to the Credit
Agreement made by Lender in this agreement and the performance thereof and other good and valuable consideration, each of the Borrowers (the "Releasors") forever releases and discharges Lender, its affiliates, members, officers, directors, consultants, agents, attorneys, representatives and employees, and their respective successors and assigns (collectively, the "Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, controversies, variances, trespasses, damages, judgments, extent, executions, claims and demands whatsoever, in law, admiralty or equity, without defense, offset or counterclaim, which any of the Releasors, directly or indirectly, ever had or now or can, shall or may, have against any of the Released Parties for, upon, or by reason of any matter, cause or thing arising under or relating to the Credit Agreement or any other Loan Agreement and the transactions contemplated therein. In addition to the foregoing, each of the Releasors agrees to forever refrain and forbear from commencing, assisting, instituting, prosecuting or encouraging others to institute or prosecute any litigation, action, arbitration, administrative or other proceeding of any kind against any of the Released Parties directly or indirectly arising out of, resulting from or relating in any way to the subject matter of or the fact and course of conduct underlying the releases granted herein.

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


            5. Acknowledgement. Each of the Borrowers hereby acknowledges, confirms and agrees that all amounts charged or credited to the loan account as of March 31, 2004 are correct and binding upon each of the Borrowers and that all Obligations reflected to be due and owing in the loan account as of March 31, 2004 are due and owing without defense, offset or counterclaim.

            6. Waiver and Amendment Fee. In consideration of the waivers and amendments set forth herein, Borrowers unconditionally agree to pay a waiver and amendment fee in the amount of Twenty Five Thousand ($25,000) Dollars (the "Waiver and Amendment Fee"), which Waiver and Amendment Fee shall be fully earned as of the date hereof, shall not be subject to refund, rebate or proration for any reason. The Waiver and Amendment Fee shall be payable on May 14, 2004; except, that, as a one time accommodation to Borrowers, Lender agrees to waive the Waiver and Amendment Fee if, on or prior to May 14, 2004, (a) Lender has received the fully executed, original Amended and Restated Revolving Credit and Security Agreement among Borrowers, Lender, as Documentation Agent, Agent and a Lender, and the other lenders from time to time parties thereto (the "Amended Credit Agreement") and each of the other agreements to be executed and delivered in connection therewith, including the Fee Letter; and (b) the transactions contemplated thereunder have closed.

            7. No Other Modifications. Except as specifically set forth herein, no other changes or modifications to the Credit Agreement or other Loan Agreements are intended or implied, and, in all other respects, the Credit Agreement and the other Loan Agreements shall continue to remain in full force and effect in accordance with their respective terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by Lender of any other provision of the Credit Agreement or any other Loan Agreement nor shall anything contained herein be construed as a consent by Lender to any transaction other than those specifically consented to herein. Without limiting the foregoing, nothing herein contained shall, or shall be deemed to, waive any Event of Default of which Lender does not have actual knowledge as of the date hereof, or any event or circumstance which with notice or passage of time, or both, would constitute an Event of Default. Lender may waive any of such Events of Default, but only in a specific writing signed by Lender.

            8. Binding Effect. The terms and provisions of this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this agreement.

            9. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflict of laws).

            10. Counterparts. This agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this agreement, it shall not be necessary to


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


produce or account for more than one counterpart signed by the party to be charged.

      11. Entire Agreement. This agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This agreement cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.


                                               Very truly yours,

                                               GMAC COMMERCIAL FINANCE LLC

                                               By:
                                                  -----------------------------

                                               Title:
                                                     --------------------------


ACKNOWLEDGED AND AGREED:

PERFUMANIA, INC.
MAGNIFIQUE PARFUMES AND COSMETICS, INC.
PERFUMANIA PUERTO RICO, INC.
TEN KESEF II, INC.

By:
   -----------------------------------------------------

Title:                                          of each
      -------------------------------------------------


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